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                                                     EXHIBIT 23.2

                                     [LETTERHEAD]


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Sun International Hotels Limited:


As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to the Registration Statement on Form F-4 of (1) our report dated December 15, 1995, on the financial statements of the Mohegan Tribal Gaming Authority for the period ended September 18, 1995 and (2) to all references to our Firm included in this Post Effective Amendment No. 2 to the Registration Statement on Form F-4 of Sun International Hotels Limited.


                                       /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP


Hartford, Connecticut
December 16, 1996